UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934




                         August 3, 2001 (July 31, 2001)
                 Date of Report (Date of Earliest Date Reported



                                 Rent-Way, Inc.
             (Exact name of registrant as specified in its charter)




  Pennsylvania                     000-22026                    25-1407782
-----------------          ------------------------         --------------------
(State or other            (Commission File Number)         (IRS Employer
 jurisdiction of                                             Identification No.)
     corporation)





One RentWay Place, Erie, Pennsylvania                               16505
-------------------------------------------------------------------------------
(Address of principal executive offices)                          Zip Code



Registrant's telephone number, including area code:            (814) 455-5378
                                                          ----------------------

Item 5.           Other Events


                 Rent-Way, Lenders Extend Forbearance Agreement
                        Company continues to reduce debt

Erie, Pennsylvania, July 31, 2001 -- Rent-Way Inc. (NYSE:RWY) today announced that its lenders have agreed to amend the forbearance agreement on Rent-Way's loan. Under the terms of this amendment, the forbearance agreement has been extended to October 5, 2001. The prior forbearance agreement would have expired on July 31, 2001.

William McDonnell, Vice President-Finance and CFO of Rent-Way, stated, "Rent-Way's top priority is to generate cash. We have continued to reduce borrowings. Discussions are moving ahead with our bank group on renegotiation of the loan agreement. As we have said, we anticipate the completion of this process later in the summer, following the completion of 10-Q filings for the December, March and June quarters of the current fiscal year."

Rent-Way expects to file an amendment to its fiscal 2000 Form 10-K to supply supplementary financial information required pursuant to Item 8 of Form 10-K in mid-August. Rent-Way will mail its fiscal 2000 annual report to shareholders containing its fiscal 2000 audited financial statements within 15 days thereafter.

Rent-Way is the second largest operator of rental-purchase stores in the United States. Rent-Way rents quality name brand merchandise such as home entertainment equipment, computers, furniture and appliances from 1,130 stores in 42 states.

                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                        Rent-Way, Inc.
                                   -----------------------
                                         (Registrant)





           August 1, 2001                       /s/John A. Lombardi
--------------------------------     ------------------------------------------
                Date                                  (Signature)
                                                   John A. Lombardi
                                       Chief Accounting Officer and Controller





           August 1, 2001                    /s/William E. Morgenstern
--------------------------------      -----------------------------------------
                Date                                   (Signature)
                                                William E. Morgenstern
                                         President and Chief Executive Officer